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                                                                    EXHIBIT 23.8


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Teekay Shipping Corporation on Form F-4 and related Prospectus of our reports dated April 7, 2000 and March 28, 2001 related to the financial statements of Ugland Nordic Shipping ASA.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


Oslo, Norway
July 11, 2001


/s/ Deloitte & Touche

DELOITTE & TOUCHE
STATSAUTORISERTE REVISORER AS